Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vuzix Corporation

2166 Brighton-Henrietta Townline Road

Rochester, New York 14623

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202045) of Vuzix Corporation and its subsidiary of our report dated April 9, 2014 relating to the consolidated financial statements for the year ended December 31, 2013, which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 31, 2015